UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	November 18, 2009

ThermoEnergy Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-46104-FW	71-00659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  —  Entry into a Material Definitive Agreement.

On November 19, 2009, we entered into a Securities Purchase Agreement with the following investors, all of whom had previously acquired our equity and convertible debt securities in private placement transactions:  The Quercus Trust; Focus Fund L.P.; Empire Capital Partners, LP; Empire Capital Partners, Ltd.; Empire Capital Partners Enhanced Master Fund, Ltd; Scott A. Fine and Peter J. Richards (both of whom are affiliates of Empire Capital Partners); and Robert S. Trump (collectively, the “Investors”).  Pursuant to the Securities Purchase Agreement, we have agreed to issue to the Investors, and the Investors have agreed to purchase from us, up to 4,371,287 shares of our Series B Convertible Preferred Stock, par value $0.01 per share, and Common Stock Purchase Warrants entitling the holders to purchase up to 18,399,996 shares of our Common Stock.

As reported in Item 3.02, below, on November 19, 2009, we issued and sold to the Investors, pursuant to the Securities Purchase Agreement, an aggregate of 3,037,951 shares of our Series B Convertible Preferred Stock and Warrants for the purchase of an aggregate of 5,600,000 shares of our Common Stock.  The shares of our Series B Convertible Preferred Stock and the Warrants were issued to the Investors in consideration of cash payments and the cancellation of the aggregate principal amount and all accrued and unpaid interest on all of our outstanding promissory notes to the Investors.  Upon cancellation of the of our promissory notes to the Investors, all of our outstanding debts to the Investors were satisfied.

The Securities Purchase Agreement provides that certain of the Investors will purchase additional shares of our Series B Convertible Preferred Stock and additional Warrants (in form substantially identical to the Warrants issued at the initial closing) at two subsequent closings upon the satisfaction of certain conditions set forth in the Securities Purchase Agreement.  The aggregate purchase price payable by the Investors for the additional shares and Warrants at the first subsequent closing (triggered by the execution and delivery by the City of New York, New York (or any agency thereof) of a contract with us for the development of the 26th Ward wastewater treatment plant ) will be $1,800,000.  The aggregate purchase price payable by the Investors for the additional shares and Warrants at the final closing (triggered by the acceptance by the U.S. Department of Energy or another government agency or commercial entity of an application or proposal from our joint venture, Babcock-Thermo Carbon Capture LLC, for funding) will be $1,400,000.

In the Securities Purchase Agreement, we agreed that, if we determine to register any of our securities under the Securities Act of 1933 in connection with the public offering of such securities, either for our own account or the account of a security holder (with certain exceptions set forth in the Securities Purchase Agreement) we will use best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all shares of our Common Stock held by, or issuable to, the Investors which have not been previously covered by an effective registration statement filed under the Securities Act of 1933 as to which the Investors timely make a request for registration.  The registration rights provisions of the Securities Purchase Agreement contain conventional terms including indemnification and contribution undertakings.

The Securities Purchase Agreement also grants to the Investors a right of first refusal to participate in any subsequent financing we undertake prior to November 19, 2011 (subject to certain conventional exceptions) in order to permit each Investor to maintain its fully-diluted ownership interest in our Common Stock.

The Securities Purchase Agreement includes an agreement that all rights and obligations of the parties with respect to investments in us by the Investors shall be governed by the Securities Purchase Agreement, except as specifically provided under any Warrants held by Investors prior to the date of the Securities Purchase Agreement (the “Prior Warrants”), and the Investors specifically acknowledge that we shall have no further obligation to any Investor under any prior securities purchase agreement.

At the initial closing under the Securities Purchase Agreement on November 19, 2009, we entered into Mutual Releases with the Investors, pursuant to which we and the Investors granted to each other complete and general releases of all claims against, and obligations to, each other except for rights and obligations under the Prior Warrants or arising under the Securities Purchase Agreement.

In connection with the Securities Purchase Agreement, on November 19, 2009 we and the Investors entered into a Voting Agreement pursuant to which the Investors agreed to vote all of their shares of our Series B Convertible Preferred Stock (which, as a class, is entitled to elect four members of our Board of Directors) for the election to our Board of Directors of three persons designated by The Quercus Trust and one person designated by Robert S. Trump.  The initial directors elected as designees of The Quercus Trust are David Anthony, Joseph P. Bartlett and David Gelbaum; the initial director elected as a designee of Mr. Trump is Shawn R. Hughes.

The Securities Purchase Agreement, the form of Mutual Release, and the Voting Agreement are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and the foregoing descriptions are qualified in their entirety by reference to such Exhibits.

Item 3.02  —  Unregistered Sales of Equity Securities.

Pursuant to the Securities Purchase Agreement reported in Item 1.01 above, at an initial closing on November 19, 2009, we issued and sold to the each of the following Investors the number of shares of our Series B Convertible Preferred Stock, par value $0.01 per share, set forth opposite his or its name under the heading “Series B Shares” below and Warrants for the purchase of the number of shares of our Common Stock set forth opposite his or its name under the heading “Warrant Shares” below:

Investor	Series B Shares	Warrant Shares
The Quercus Trust	1,458,621 shares	2,800,000 shares
Robert S. Trump	811,667 shares	1,600,000 shares
Focus Fund L.P.	256,082 shares	0 shares
Empire Capital Partners, LP	141,484 shares	400,000 shares
Empire Capital Partners, Ltd	141,484 shares	400,000 shares
Empire Capital Partners Enhanced Master Fund, Ltd	141,484 shares	400,000 shares
Scott A. Fine	43,566 shares	0 shares
Peter J. Richards	43,566 shares	0 shares
Total	3,037,951 shares	5,600,000 shares

The shares of our Series B Convertible Preferred Stock and the Warrants were issued to the Investors in consideration of cash payments in the amounts set forth opposite the names of the Investors below under the heading “Cash” (totaling $1,400,000) and the cancellation of the principal and all accrued and unpaid interest on all of our outstanding promissory notes to the Investors (the original principal amounts of which total $5,680,000 and in each case are set forth opposite the names of the Investors under the heading “Debt Conversion” below):

Investor	Cash	Debt Conversion
The Quercus Trust	$700,000	$2,680,000
Robert S. Trump	$400,000	$1,500,000
Focus Fund L.P.	$0	$600,000
Empire Capital Partners, LP	$100,000	$233,333
Empire Capital Partners, Ltd	$100,000	$233,333
Empire Capital Partners Enhanced Master Fund, Ltd	$100,000	$233,333
Scott A. Fine	$0	$100,000
Peter J. Richards	$0	$100,000
Total	$1,400,000	$5,680,000

As described more fully in Item 5.03 below, each share of our Series B Convertible Preferred Stock is convertible, at any time at the option of the holder thereof, into ten shares of our Common Stock, par value $0.001 per share, resulting in an effective purchase price of $0.24 per share of our Common Stock.  The effective purchase price represents a discount of 20% below the closing price for our Common Stock in the over-the-counter market on November 19, 2009 (the date on which the shares of our Series B Convertible Preferred Stock were issued to the Investors).

The Warrants entitle the holders thereof to purchase, at a purchase price of $0.50 per share (subject to adjustment for certain extraordinary corporate events as set forth in the Warrants, the “Exercise Price”) that number of shares of our Common Stock determined in each case by dividing (i) 200% of the aggregate cash consideration paid by the holder for the shares of our Series B Convertible Preferred Stock by (ii) the Exercise Price.  The Exercise Price represents a premium of 66⅔% over the closing price for our Common Stock in the over-the-counter market on November 19, 2009 (the date on which the Warrants were issued).

The Warrants may be exercised at any time on or before November 30, 2014, subject to our right to accelerate the expiration date in the event the closing price for our Common Stock exceeds $0.60 per share (200% of the closing price on November 19, 2009) for a period of 30 consecutive trading days.

The Warrants contains other conventional terms, including provisions for adjustment in the Exercise Price and/or the securities issuable upon exercise in the event of certain specified extraordinary corporate events, such as stock splits, combinations, and stock dividends.

The form of Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K and the foregoing description of the Warrants is qualified in its entirety by reference to such Exhibit.

In the Securities Purchase Agreement, each Investor represented to us that he or it is an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933) and that he or it was acquiring the shares of our Series B Convertible Preferred Stock and the Warrant for its own account, for investment purposes, and without a view toward distribution or resale of such securities.  The shares of our Series B Convertible Preferred Stock and Warrants were issued to Investors in a transaction not involving a public offering and without registration under the Securities Act of 1933 in reliance on the exemption from registration provided by Section 4(2) of such Act and Regulation D promulgated thereunder.

Item 5.03  —  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 18, 2009 our Board of Directors, acting pursuant to authority expressly granted in our Certificate of Incorporation, created a series of our previously authorized but undesignated Preferred Stock, par value $0.01 per share, consisting of 4,371,287 shares designated “Series B Convertible Preferred Stock.”  The Certificate of Designation setting forth the terms of our Series B Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware on November 18, 2009 and constitutes an amendment to our Certificate of Incorporation.

The shares of our Series B Convertible Preferred Stock have a stated value of $2.40 per share (subject to adjustment for stock dividends, combinations or splits).  In the event of our voluntary or involuntary liquidation, dissolution or winding-up, after satisfaction of the claims of creditors and payment or distribution of assets is made on any securities which, by their terms rank senior to our Series B Convertible Preferred Stock, but before any payment or distribution of assets and any surplus funds is made on any securities that do not expressly provide that they rank senior to our Series B Convertible Preferred Stock, including, without limitation, our Common Stock, the holders of our Series B Convertible Preferred Stock shall receive a liquidation preference equal to the Stated Value of their shares plus an amount equal to all declared and unpaid dividends with respect to their shares.  Thereafter, each holder of our Common Stock shall be paid an amount per share equal to the amount per share paid to each holder of our Series B Convertible Preferred Stock, and any remaining assets will be distributed on a pro rata basis to the holders of our Common Stock and our Series B Convertible Preferred Stock.

Except with respect to the election of members of our Board of Directors, the holders of our Series B Convertible Preferred Stock are entitled to vote together with the holders of our Common Stock, as a single class, on all matters submitted to the holders of our Common Stock for a vote.  Each share of our Series B Convertible Preferred Stock entitles the holder thereof to a number of votes equal to the nearest number of whole shares of our Common Stock into which such share of Series B Convertible Preferred Stock is convertible.

The holders of our Series B Convertible Preferred Stock our entitled to elect four members of our Board of Directors (the “Series B Directors”), which Series B Directors are subject to removal only by a vote of the holders of not less than 66⅔% of the then-outstanding shares of Series B Convertible Preferred Stock as a separate class; any vacancy created by the resignation or removal of a Series B Director may be filled either by (i) the vote or consent of the holders of a majority of the then-outstanding shares of Series B Convertible Preferred Stock or (ii) the unanimous vote or consent of the remaining Series B Directors.  The holders of our Common Stock, voting together with the holders of our Series A Preferred Stock, are entitled to elect three members of our Board of Directors (the “Common Stock Directors”), which Common Stock Directors are subject to removal only by a vote of the holders of a majority of the then-outstanding shares of Common Stock (taken together as a single class with the then-outstanding shares of Series A Preferred Stock); any vacancy created by the resignation or removal of a Common Stock Director may be filled either by (i) the vote or consent of the holders of a majority of the then-outstanding shares of Common Stock and Series A Preferred Stock (voting or consenting together as a single class) or (ii) the unanimous vote or consent of the remaining Common Stock Directors.

Each share of our Series B Convertible Preferred Stock may be converted at any time, at the option of the holder thereof, into that number of shares of our Common Stock determined by dividing (i) the stated value of such shares of our Series B Convertible Preferred Stock ($2.40) by (ii) the conversion price thereof (initially, $0.24).  Initially, the conversion rate of our Series B Convertible Preferred Stock is ten-for-one.  The conversion price of our Series B Convertible Preferred Stock is subject to conventional weighted-average formula adjustment in the event we issue shares of our common stock or securities convertible into shares of our Common Stock at a price per share less than the conversion price then in effect, subject to certain conventional exclusions including, without limitation, shares issued or issuable to employees, directors or consultants pursuant to a stock option plan or a restricted stock plan approved by our Board of Directors, shares issued or issuable in connection with an acquisition transaction and shares issued or issuable to financial institutions or lessors in connection with commercial credit arrangements, equipment financing or similar transactions.

All outstanding shares of our Series B Convertible Preferred Stock shall automatically convert into shares of our Common Stock, at the conversion rate then in effect, (i) if the closing price for our Common Stock exceeds 300% of then-effective conversion price for 60 consecutive trading days or (ii) at the written election of the holders of 66⅔% of the then-outstanding shares of our Series B Convertible Preferred Stock.

The terms of our Series B Convertible Preferred Stock include conventional protective provisions that require the consent of the holders of at least 66⅔% of the then-outstanding shares of our Series B Convertible Preferred Stock for certain corporate actions, including any amendment of our Certificate of Incorporation or By-laws or any recapitalization which would adversely alter or changes the rights, preferences or privileges of our Series B Convertible Preferred Stock, any increase or decrease the number of authorized shares of our Series B Convertible Preferred Stock, the creation of a class or series of shares having preference or priority equal or senior to our Series B Convertible Preferred Stock, the declaration or payment of a dividend on our Common Stock, the redemption of any shares of our Common Stock (subject to certain specified exceptions), any merger or consolidation with another entity in a transaction immediately following which our shareholders would hold less than a majority of the voting power of the outstanding stock of the surviving corporation, the sale of all or substantially all of our assets, our liquidation or dissolution, or any increase or decrease in the size of our Board of Directors.

In connection with the creation of our Series B Convertible Preferred Stock, and in order to implement the change in the structure of our Board of Directors effected by the terms of our Series B Convertible Preferred Stock, on November 18, 2009, our Board of Directors, acting pursuant to authority expressly granted in our By-laws, amended Sections 2.4 and 2.5 of our By-laws (i) to eliminate the previous provision under which the members of our Board of Directors were elected in staggered classes, each serving a term of three years, (ii) to provide that, henceforth, all members of our Board of Directors will serve one-year terms, with four Directors elected by the holders of our Series B Convertible Preferred Stock and three Directors elected by the holders of our Common Stock and our Series A Preferred stock (voting together as a single class), and (iii) to provide a procedure for filling vacancies on our Board of Directors consistent with the terms of our Series B Convertible Preferred Stock.

Our Certificate of Incorporation, including the Certificate of Designation setting forth the terms of our Series B Convertible Preferred Stock is filed as Exhibit 3(i) to this Current Report on Form 8-K.  Our By-laws, as amended, are filed as Exhibit 3(ii) to this Current Report on Form 8-K.  The foregoing descriptions of the amendments to our Certificate of Incorporation and our By-laws are qualified in their entirety by reference to such Exhibits.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

3(i)	Certificate of Incorporation of ThermoEnergy Corporation, as amended through November 18, 2009

3(ii)	By-laws of ThermoEnergy Corporation, as amended through November 18, 2009

4.1	Form of Common Stock Purchase Warrant issued pursuant to the Securities Purchase Agreement dated as of November 19, 2009 by and among ThermoEnergy Corporation and the Investors named therein

10.1	Securities Purchase Agreement dated as of November 19, 2009 by and among ThermoEnergy Corporation and the Investors named therein

10.2	Form of Mutual Release between ThermoEnergy Corporation and the several Investors party to the Securities Purchase Agreement dated as of November 19, 2009

10.3	Voting Agreement dated as of November 19, 2009 by and among ThermoEnergy Corporation and the Series B Preferred Stockholders named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2009

THERMOENERGY CORPORATION
(Registrant)

By:	/s/ Teodor Klowan, Jr.
Name:	Teodor Klowan, Jr.
Title:	Executive Vice President and Chief Financial Officer